Exhibit n
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-175076 on Form N-2 of our report dated December 17, 2010, relating to the financial statements and financial highlights of Calamos Convertible and High Income Fund, appearing in the Annual Report on Form N-CSR for the year ended October 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
September 30, 2011